Exhibit 8

                            Product Development and
                          Fund Participation Agreement

              PRODUCT DEVELOPMENT AND FUND PARTICIPATION AGREEMENT
              ----------------------------------------------------


THIS AGREEMENT is made this 8th day of January, 1988 by and between Phoenix Mutual Life Insurance Company ("The Phoenix"), Phoenix Mutual Variable Accumulation Account (the "VA Account"), Templeton Investment Counsel, Inc. ("TICI"), Templeton Funds Distributor, Inc. ("TFD"), Templeton, Galbraith & Hansberger Ltd. ("TGH"), Templeton Funds Management, Inc. ("TFM"); and the Templeton Variable Products Series Fund (hereinafter "Fund") provided that the Agreement is adopted by and executed in behalf of the Fund.


         WHEREAS, the VA Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act") and it is intended that certain variable annuity contracts ("Contracts") shall be funded by the VA Account; and

         WHEREAS, it is the intention of the parties to this Agreement that the Fund will serve as the sole funding vehicle for certain sub-accounts of the VA Account under the Contracts; and

         WHEREAS, the undersigned further contemplate The Phoenix's eventual development of a variable life insurance policy likewise utilizing the Fund as the underlying investment vehicle, except to such extent as otherwise provided in this Agreement; and

         THEREFORE, in consideration of the mutual agreements herein made and intending to be legally bound hereby, the parties agree as follows:

General:
--------

    1. The Contract when offered utilizing the Fund as the underlying investment vehicle shall hereinafter be referred to as the "Product."

    2. The undersigned agree to use their good faith best efforts to make the Product available to the public as soon as reasonably practicable.

    3. The trade name of the Product shall be as mutually agreed to by The Phoenix and TFD.

    4. The Product will be offered through a prospectus for the Contracts drafted by The Phoenix and a prospectus for the Fund drafted by TFD. Each prospectus will be at all times part of a currently effective registration statement on file with the Securities and Exchange Commission ("SEC"). The Phoenix will be responsible for maintaining such registration with respect to the Contract and the VA Account and the Fund will be responsible for maintaining such registration statement with respect to the Fund. The Phoenix and TFD will use

    4.   Cont'd

         their best efforts to insure that the registration statements will conform in all respects to the requirements of the 1933 Act and the rules and regulations of the SEC and that at no time will the registration statements include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The undersigned will cooperate with the other parties in the preparation of the respective registration statements and in supplying any other information as may be required by federal and state regulators.

    5. Each party will be responsible for its own expenses in carrying out its respective responsibilities for the Product, except to such extent as may otherwise be provided under this Agreement or as may subsequently be agreed to in writing by the party to bear the expense.

    6. While the offering of the Product is not possible without the combined efforts of the parties as provided herein, it is not intended by this Agreement to create a partnership or joint venture but rather simply an arrangement between independent contracting parties for the mutual performance of services. No provision of this Agreement shall be construed to obligate TGH to perform any services in the United States.

The Fund:
---------

    7. TFM will organize the Fund as a business trust under the laws of the Commonwealth of Massachusetts. The VA Account, as the initial shareholder, shall select the initial trustees and officers of the Fund from those persons that TFM, in its sole discretion, recommends. TFD agrees to comply with all federal and state law applicable to the offering of Fund shares and TFM, TICI and TGH agree to comply with all federal and state law applicable to the administration of the Fund.

    8. The Fund agrees that it will sell shares of each portfolio of the Fund, redeem Fund shares and exchange such shares of any portfolio for shares of any other portfolio, all in such amount as The Phoenix, on behalf of the VA Account, may from time to time direct and upon the terms set forth in the registration statement of the Fund as declared effective by the SEC and as it may be from time to time amended.

    9. The Fund will have such separate investment portfolios as TFM shall determine, but shall at least include a money market portfolio for The Phoenix's administration of its premium refund obligations as required under various state insurance laws.

    10. TFM will advance The Phoenix without interest obligation, such initial capital as TFM deems advisable, but not less than a total of $250,000, for The Phoenix's initial purchase of shares in the Fund. The Phoenix shall repay the advanced amount in accordance with an amortization schedule as agreed to by the The Phoenix and TFD and as permitted by federal and state law for The Phoenix's withdrawal of seed capital from the Fund. Any gain or loss on the Fund shares held by The Phoenix in the Fund shall be borne by The Phoenix without consequence to its obligation for repayment of the advanced amount.

    11. TICI and TGH will be the investment advisors for the Fund, subject to the approval of Fund shareholders and the continuing approval of the trustees as required under the Investment Company Act of 1940. For its investment advisory services with respect to each investment portfolio of the Fund, TICI or TGH will be entitled to an investment management fee from the Fund in an amount not to exceed .50% of the average daily net asset value of each portfolio. It is further contemplated that the Fund shall pay TFM a business management fee in an amount not to exceed 0.15% of the average daily net asset value of the Fund.

    12. TFD, as principal underwriter for the Fund and the Contracts, will assume responsibility for distribution of the prospectuses for the Fund and the Contracts. The cost of printing the Fund prospectus shall be borne by TFD or the Fund as appropriate under law and the cost of printing the Contract prospectus shall be borne by The Phoenix or the VA Account as appropriate under law. The Phoenix or the VA Account, as appropriate under law, shall be responsible for the preparation and costs of all reports and other filings with respect to the Contract required by regulatory authorities. Each contract owner will receive proxy materials, reports and such other information about the Fund as required under the 1940 Act which shall be prepared by TFM with the assistance of The Phoenix and distributed by The Phoenix. It is contemplated that the printing and distribution costs of such proxy materials, reports and other information shall be borne by TFD or the Fund as appropriate under law.

    13. The Fund's organizational and filing expenses will be advanced by TFM. To the extent consistent with federal securities law, it is contemplated the Fund will reimburse TFM for such amounts as promptly as reasonably possible.

    14. Except as otherwise noted in this Agreement, it is contemplated that the Fund will bear all normal expenses of operation of an open-end registered investment company including, without limitation, fees paid to the Fund's custodian, transfer agent, independent auditors and outside counsel.

    15. Chase Manhattan Bank will serve as custodian for the Fund subject to the continuing approval of the Fund's trustees. McGladrey Hendrickson and Pullen will serve as independent auditors subject to the continuing approval of the Fund's trustees and shareholders. The Fund shall serve as its own transfer agent. Dechert Price & Rhoads will serve as outside counsel.

    16. The Fund will inform The Phoenix in advance of all regular and special meetings of the Fund's Board of Trustees. The Phoenix may be present at such meetings and upon reasonable notice, make a presentation to the Board of Trustees of the Fund. Permission to make a presentation shall not be unreasonably withheld.

The Contract:
-------------

    17. The Product will be offered utilizing a contract generally of the type presently distributed by Phoenix Equity Planning Corporation and as described in the Prospectus dated May 1, 1987 for the Phoenix Mutual Variable Accumulation Account (the "VA Prospectus"). In addition, the Contract shall provide a guaranteed death benefit under which, in the event of the death of the annuitant during the accumulation period under the Contract, The Phoenix shall pay to the beneficiary under the Contract the greater of the accumulated value or the amount of the premiums paid to date under the Contract. The Phoenix also agrees, within one year of the effective date of the registration statement, to develop and file with the states for approval to issue, an amendment to the Contract providing for at least one variable pay-out option (based upon the investment experience of one or more sub-accounts of the VA Account). The Phoenix shall comply with all federal and state law applicable to the offering and administration of the Product.

    18. Premiums paid for the Product will be allocated, according to Contractowner instructions, to the sub-accounts of the Separate Account corresponding to the Fund's investment portfolios, and each sub-account will invest exclusively in the corresponding Fund portfolio.

    19. The Phoenix shall be entitled under the Contract to charges, fees and taxes of the type described in the VA Prospectus, and as shown on the attached schedule of charges and fees (Exhibit 1).

    20. The Phoenix will use its best efforts to secure and shall bear the cost of any necessary state insurance regulatory approvals for sale of the Product in such states as The Phoenix customarily offers its individual insurance products. TICI, TGH, TFM, TFD, and the Fund will cooperate with The Phoenix in furnishing such information as may be required by appropriate state regulatory authorities in connection with such Product efforts. It is understood The Phoenix may make minor changes to the Contracts to comply with various state insurance

    20.  Cont'd

         law requirements as may be requested in connection with such filings for state approval, without the consent of the Fund or TFD, but The Phoenix shall promptly notify TFD of any such changes. No substantial changes shall be made without TFD's consent, which consent shall not be unreasonably withheld.

    21. The Product shall further include such amendatory riders, features, applications and related contract forms as are consented to by TFD, which consent shall not be unreasonably withheld, and shall not include a fixed return option without the consent of TFD. Riders presently contemplated include a Temporary Money Market Allocation Amendment to accommodate premium refund obligations as required under various state insurance laws, and an IRA amendment and tax-qualified plan amendment to satisfy federal tax law requirements.

    22. The undersigned expressly contemplate The Phoenix's later development of a variable life insurance policy which would also use the Fund as the underlying investment vehicle. All terms of this Agreement shall apply to any such policy, except that the terms otherwise covered by items 1, 10, 17, 19, 21, and 26 of this Agreement shall as to any such variable life insurance policy be as later agreed to by the undersigned parties. The undersigned shall make a good faith effort to agree upon the terms of such items as they are to apply to the variable life policy.

    23. In the event that the Fund offers its shares to a separate account that is a funding vehicle for variable life insurance policies or to a separate account of an insurer other than The Phoenix or an affiliate thereof that is a funding vehicle for variable life insurance policies, then the parties agree to comply with any conditions imposed under law upon the use of an open-end management investment company as the common investment medium for both variable life insurance policies and variable annuity contracts or for variable life insurance policies issued by one insurer and another variable insurance product issued by another insurer, as such conditions are:

         (i) specified in Rule 6e-2 or Rule 6e-3(T) under the 1940 Act or, if permanently adopted, Rule 6e-3, whichever is applicable, or, if appropriate,

         (ii) required by an exemptive order from the Securities and Exchange Commission to permit such use of an investment company as a common investment medium.

Administration:
---------------

    24. With the exception of matters pertaining solely to the Fund, which shall be in the sole control and discretion of the Fund, The Phoenix

    24.  Cont'd

         shall be solely responsible for the issuance, administration, maintenance, claims processing and customer dispute handling and disposition of all matters pertaining to the Product.

Marketing:
----------

    25. TFD shall be the exclusive principal underwriter for the Product, subject to the continuing approval of the Trustees as required under the 1940 Act, and shall promote the Product in compliance with all applicable federal and state law. TFD shall use its best efforts to sell the Product. The Phoenix will appoint TFD or one or more persons designated by TFD and acceptable to the Phoenix as agent or agents of The Phoenix authorized to sell the Product.

    26. The Phoenix will compensate TFD for sales of the Product at the rate set forth in Exhibit I (Item II). TFD shall in turn compensate any broker/dealers engaged by TFD to sell the Product at a rate mutually agreed upon by TFD and the broker-dealer. It is understood that any such broker/dealers shall be contracted insurance agents with The Phoenix and properly state-licensed to sell variable annuity contracts and, if applicable, variable life insurance policies. The Phoenix will pay the initial costs associated with contracting and appointing agents with The Phoenix who are already variable annuity licensed.

    27. The Phoenix will furnish TFD information concerning the Product for use in TFD's training of broker/dealers engaged by TFD to sell the Product, and shall make a good faith effort to provide representatives to attend such product information seminars for broker/dealers as TFD may reasonably request.

    28. TFD will develop and bear the cost of all advertising and promotional material for the Product. The Phoenix's name shall not be used in any promotional material without its consent, nor shall any material about the Product be used in any manner without the prior review and consent of The Phoenix. It is understood that, except for reference by name of any of the entities responsible for performing services in connection with the Product, use of the name "Templeton" is only available through license from Templeton, Galbraith & Hansberger Ltd.

Offerings with Other Companies
------------------------------

    29. The Fund may serve as the investment vehicle for other variable annuity or variable life insurance policies offered by The Phoenix or parties other than The Phoenix.

    30. The Phoenix may offer the Contract or other variable annuity or variable life insurance policies to serve as "wrap-around" contracts for investment funds managed by parties other than TICI or TGH; however, with respect to the Product, the VA Account will not invest in any medium other than the Fund and its portfolios unless otherwise agreed to by The Phoenix and TFD, provided, that The Phoenix may

    30.  Cont'd

         substitute another or other investment medium for the Fund or any investment portfolio thereof if one or more portfolios of the Fund becomes unsuitable for investment by Contractowners because of a change in investment policy as determined by The Phoenix in accordance with Rule 6e-3(T)(b)(5) under the 1940 Act, a change in the tax laws, because the shares are no longer available for investment, or if the substitution is required by law, by any regulatory authority or by the terms of the Contract. Before this is done the approval of the SEC and one or more state insurance departments will be required.

    31. The Phoenix may offer other variable annuity contracts or variable life insurance policies using an investment medium other than the Fund, which contracts or policies may be substantially similar to the Contract or to the variable life insurance policy described in item 23, provided that such contracts or policies are offered by a prospectus other than the prospectus for the Contract or for the variable life insurance policy described in item 23.

Miscellaneous
-------------

    32. The undersigned will provide such records, reports or other materials relative to the development, distribution and administration of the Product as may reasonably be required by another party to this Agreement in performance of its respective obligations for the Product, or as may be required by any governmental authority. Each party shall further cooperate with the others and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. ("NASD") and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the activities contemplated hereunder, provided such access is consistent with federal and state law.

    33. Any information, documents and materials, other than those included in the registration statements for the Contract and the Fund or otherwise in the public domain, shall be treated as confidential and not given to any third-party without the written consent of the party to whom the information pertains.

    34. Each party shall have the right to rely on information provided to it by the party about whom the information pertains.

    35. The undersigned agree to be accountable for the complete and accurate performance of the duties under this Agreement including, but not limited to accountability for any fraudulent or dishonest acts, negligence, errors, or omissions committed by any of its employees or other agents. Each party agrees to indemnify and hold harmless the others from all damages, including punitive damages, expenses, and

    35.  Cont'd

         attorney's fees to which the party may be subject, arising out of the performance of its duties under this Agreement. In addition, TICI, TGH, TFD and TFM will indemnify and hold harmless The Phoenix against any and all losses, claims, damages, liabilities, or expenses (including, without limitation, any expenses reasonably incurred in investigating or defending against any litigation commenced or threatened, or any claim) to which The Phoenix may become subject arising out of or based upon (i) any untrue statement or alleged untrue statement relating to the Fund contained in the Registration Statement or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Fund, TICI, TGH, TFD and TFM shall not be liable in any such case under
         (i) and (ii) above to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in good faith reliance upon and in conformity with written information furnished by The Phoenix specifically for use in the preparation thereof. Moreover, the Phoenix will indemnify and hold harmless the Fund, TICI, TGH, TFD and TFM against any and all losses, claims, damages, liabilities, or expenses (including without limitation, any expenses reasonably incurred in investigating or defending against any litigation commenced or threatened, or any claim) to which the Fund, TICI, TGH, TFD or TFM become subject arising out of or based upon (i) any untrue statement or alleged untrue statement relating to the VA Account or the Contracts contained in the Registration Statement or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, The Phoenix shall not be liable to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the Fund's failure to comply with the investment policies and restrictions set forth in its Registration Statement. No party shall be required to indemnify another for any losses, claims, damages, or expense contributed by the otherwise indemnified party's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of such otherwise indemnified party's reckless disregard of its obligations and duties under this Agreement. Nor shall a party be liable under this indemnification provision with respect to any claim made against the otherwise indemnified party unless the party seeking indemnification shall have notified the other in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the party seeking indemnification. Failure to provide notice as provided above shall not relieve a party from any liability that it may otherwise have against another without regard to this indemnification provision. The indemnifying party shall be entitled to participate, at its own expense, in the defense of the action.

    35.  Cont'd

         The indemnifying party shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the other of the indemnifying party's election to assume the defense thereof, the party seeking indemnification shall bear the fees and expenses of any additional counsel retained by it.

    36. Any claims or disputes between the parties arising out of or relating to this Agreement or the breach thereof, shall be submitted to arbitration for resolution in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in effect on the date of delivery of demand for arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

    37. In no event shall The Phoenix be liable to TFD, TFM, TICI, TGH or the Fund, nor shall TFD, TFM, TICI, TGH or the Fund be liable to The Phoenix for damages for breach of this Agreement for an aggregate amount in excess of $200,000, except as may regard indemnification as provided above for expenses, costs, damages, or liabilities in favor of third-parties. Such amount is hereby stipulated as the parties' reasonable assessment of the maximum aggregate monetary value of such damages. Nothing contained in this item shall be held to deny or prevent recovery of any Product charges, fees, or amounts to which a party is entitled under items 10, 11, 19, or 26 of this Agreement.

    38. The undersigned expressly contemplate the execution of a separate agreement between The Phoenix, the VA Account and TFD ("Underwriter Agreement"). It is agreed that upon execution, the provisions of the Underwriter Agreement shall override any contrary provisions contained in this Agreement.

    39. The undersigned agree that under applicable law as currently interpreted by the SEC, The Phoenix will exercise its voting rights attributable to the shares of the Fund held in the sub-accounts of the VA Account corresponding to Fund portfolios based on instructions received from owners of the Contracts. The Phoenix further agrees that voting rights attributable to such Contracts for which no timely voting instructions are received will be voted in the same proportion as the voting instructions that are received in a timely manner from the owners of the Contracts, and that voting rights from assets, if any, in the Fund held by the VA Account that are not attributable to such Contracts will be voted in the same proportion as the voting instructions that are received in a timely manner from the owners of such Contracts, and that voting rights from assets, if any, in the Fund held by the general account of The Phoenix will be voted in the same proportion as the voting instructions that are received in a timely manner from the owners of such Contracts and from the owners of other contracts or policies issued by The Phoenix for which the Fund serves as an investment medium. The Phoenix further agrees to

    39.  Cont'd

         provide a list of the names and addresses of owners of the Contracts and other contracts or policies for which the Fund serves as an investment medium to any other party to this Agreement so requesting within five (5) days of receipt of a written request for such list. The party requesting such list shall bear the reasonable cost incurred by The Phoenix in preparing and/or providing such list, which shall be paid upon delivery of the list. The Phoenix agrees that in the event it or any of its affiliates has reason to know about a meeting of owners of the Contracts or shareholders of the Fund respecting the voting or providing instructions respecting the voting of the shares of the Fund, The Phoenix will provide notice to the Fund and the Templeton Companies respecting such meeting promptly after The Phoenix or its affiliate has reason to know of such meeting.

    40. No party hereto shall have any authority to enter into any agreements or make any commitments on behalf of any of the others, except as may be authorized in writing or by applicable federal securities law.

    41. Failure of any party to enforce any provision of this Agreement shall not constitute a course of conduct or waiver in the future of the right to enforce the same or any other provision.

    42. In the event that any provision of this Agreement is for any reason held to be unenforceable, such unenforceability will not affect any of the other provisions of this Agreement, but this Agreement will be construed and enforced as if such unenforceable provision had never been contained herein.

    43. The headings in this Agreement are only inserted as a guide to assist in the location of items and they are not to be construed as any indication of the meaning or content of the respective items.

    44. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute of one and the same contract which shall be sufficiently evidenced by any such original counterpart.

    45. Each party agrees to deliver any notices or communications related to this Agreement to the persons that are listed on the attached schedule (Exhibit 2).

    46. This Agreement shall be construed in accordance with the laws of the State of Connecticut.

    47. This Agreement may be terminated for any reason upon written notice by any party to the others at least one year prior to the date that such termination is to take effect. It may further be terminated for the following reasons upon 30 days' prior written notice to the other:

    47.  Cont'd

         a. At the option of TGH, TICI, TFD, TFM or the Fund, in the event that formal administrative proceedings are instituted against The Phoenix by the SEC, or any state securities or insurance department or any other regulatory body regarding The Phoenix's duties under this Agreement or related to the sale or administration of the Contract, the operation of the VA Account, or the purchase of Fund shares, provided, however, that the party electing termination determines in its sole judgment exercised in good faith, that any such administrative proceeding will have a material adverse effect upon the ability of The Phoenix to perform its obligations under this Agreement;

         b. At the option of The Phoenix, in the event that formal administrative proceedings are instituted against TFD, TFM, TICI, TGH, or the Fund by the SEC, NASD, or any state securities or insurance department or any other regulatory body regarding that party's duties under this Agreement or related to the issuance of Fund shares or administration of the Fund, provided, however, that The Phoenix determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the party to perform its obligations under this Agreement.

    48. Any termination of this Agreement by any party shall be without prejudice to any rights or obligations accrued to the other parties prior to the effective date of any such termination or to already existing policyholders. The Fund agrees that notwithstanding termination of this Agreement, the Fund shall continue to make its shares available for investment by the VA Account of monies derived from additional premium payments attributable to the Contracts in effect on the effective date of termination, provided that making such shares available is not, in the view of the Trustees of the Fund, inconsistent with the best interests of the Fund and the fiduciary duty owed to the owners of the Contracts. The Phoenix agrees that notwithstanding termination of this Agreement, and presuming the Fund makes its shares available as contemplated above, the Separate Account shall invest in the Fund the monies derived from additional premium payments attributable to Contracts in effect on the effective date of termination, provided such investment is not inconsistent with The Phoenix's duties owed to the owners of the Contracts under federal or state law. Notwithstanding termination of this Agreement, and regardless of the cause or reason for such termination, the provisions of Paragraph 35 shall survive and be binding upon the parties for a period of 20 years following such termination and upon the Fund for a period of 20 years following such termination or until its deregistration as an investment company under the 1940 Act, whichever comes first.

    49. This Agreement shall be the complete and total understanding of the parties and shall not be amended except in writing executed by the parties. This Agreement supersedes all prior or contemporaneous agreements, letters of intent, discussions, or understandings between the parties concerning the Product or The Phoenix's offering of variable annuity or variable life policies wrapped around funds managed by TICI and/or TGH.

    50. The parties hereto have taken all actions necessary to authorize the execution, delivery and performance of this Agreement and have caused this Agreement to be duly executed as of the day and year first written above. TFM agrees to submit this Agreement to the Board of Trustees of the Fund after the organization of the Fund for consideration by the Board in behalf of the Fund. If adopted by the Fund and executed on behalf of the Fund by an authorized person, the undersigned agree that the Fund will be a party to this Agreement, subject to the rights and bound by the obligations of this Agreement.

    51. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Fund by an officer of the Fund as officer and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but binding only upon the assets and property of the Fund.

TEMPLETON FUNDS DISTRIBUTOR, INC.       TEMPLETON INVESTMENT COUNSEL, INC.

By: /s/ Daniel Calabria                 By: /s/ Martin T. Regan
    -------------------------------     ----------------------------------------

Title: President                        Title: Senior Vice President & Treasurer
       ----------------------------            ---------------------------------

Date: February 25, 1988                 Date: February 26, 1988
      -----------------------------           ----------------------------------



TEMPLETON, GALBRAITH &                  TEMPLETON FUNDS MANAGEMENT, INC.
HANSBERGER LTD.

Executed in Nassau, Bahamas

By: /s/ Thomas L. Hansberger            By: /s/ John W. Galbraith
    -------------------------------     ----------------------------------------

Title: President                        Title: Chairman
       ----------------------------            ---------------------------------

Date: February 26, 1988                 Date: February 22, 1988
      -----------------------------           ----------------------------------

PHOENIX MUTUAL LIFE INSURANCE COMPANY

By: /s/ Philip R. McLoughlin
    ---------------------------------

Title: Executive Vice President
       ------------------------------

Date: January 8, 1988
      -------------------------------


The undersigned Fund hereby enters into this Agreement and consents to be bound by all of its obligations hereunder.


Fund Name:      Templeton Variable Products Series Fund
                ---------------------------------------

By:                      /s/ John W. Galbraith
                ---------------------------------------

Title:                      Vice President
                ---------------------------------------

Date:                     February 22, 1988
                ---------------------------------------


A 1.2

                                    EXHIBIT 1

                ITEM I. VARIABLE ANNUITY PRODUCT CHARGES AND FEES
                -------------------------------------------------


1.   Investment Management Fee - up to .50% per portfolio on an annual basis.

2.   Business Management Fee - 0.15% on an annual basis.

3.   Mortality and Expense Risk Charge

     a.  Mortality Risk     .40% on an annual basis
     b.  Expense Risk       .850% on an annual basis

4.   Administrative Charge - 0.125% on an annual basis.

5.   Administrative Service Fee - $35.00 each year

6.   Contingent Deferred Sales Charge

     No deductions are made from payments beyond the deduction of any applicable premium taxes. A deduction for sales charges may be taken from the proceeds when a Contract is surrendered or when an amount is withdrawn, if assets have not been held in the Account for a certain period of time. If a sales charge is imposed, it is imposed on a first-in, first out basis.

     If a withdrawal or surrender is made during the first year that a Contract is in existence, a sales charge will apply to the total amount that is withdrawn. After the first year, 10% of the value of the Contract at the last anniversary may be withdrawn free of sales charges. A deduction for sales charges expressed as a percentage of the amount withdrawn in excess of the 10% allowable amount is as follows:

     Age of Deposit in Whole Years:             0    1    2    3    4    5    6
     Percentage of Sales Charge to be Applied:  6    5    4    3    2    1    0

     In no event, however, will the total of all surrender charges applied to the Contract exceed 9% of the total premiums paid on the Contract. No sales charge will be imposed on any death benefits payable due to the Annuitant's death before the date annuity payments commence.

7.   Premium Tax

     Phoenix Mutual will deduct the amount of any premium taxes levied by any government entity when paid, unless Phoenix Mutual opts to defer such deduction. Such premium taxes depend on, among other things, the state of residence of the Owner, the state of residence of the Annuitant, the status of Phoenix Mutual within such states and the insurance tax laws of such states. Currently, such premium taxes range from 0% to 3.0%.


                  ITEM II. VARIABLE ANNUITY SALES COMPENSATION
                  --------------------------------------------


     Phoenix will pay Templeton Funds Distributor, Inc., the principal underwriter of the Contracts, an amount equal to 5-1/2% of the purchase payments under the Contracts.

                                    EXHIBIT 2


Notices or communications relating to the Agreement shall be given to the following persons:


                                          Templeton Variable Product Series
                                          ----------------------------------
Templeton, Galbraith & Hansberger Ltd.                                      Fund
--------------------------------------    --------------------------------------

Templeton Investment Counsel, Inc.
----------------------------------

Templeton Funds Distributor, Inc.
----------------------------------

Templeton Funds Management, Inc.
----------------------------------

     Daniel Calabria
     President
     Templeton Funds Management, Inc.              PHOENIX MUTUAL LIFE INSURANCE
     700 Central Avenue                            COMPANY AND PHOENIX MUTUAL
     St. Petersburg, Florida 33701                 VARIABLE ACCUMULATION ACCOUNT

c/o  Richard P. Austin                             Philip R. McLoughlin
     Templeton Funds Annuity Company                   Phoenix Mutual Life
     700 Central Avenue                                    Insurance Company
     St. Petersburg, Florida 33701                     One American Row
                                                       Hartford, CT 06115


A 1.6